                                                                     EXHIBIT (Y)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1999-2 Monthly Statement
                      Class A Certificate CUSIP #25466KCE7
                      Class B Certificate CUSIP #25466KCF4


Trust Distribution Date: April 15, 1999     Due Period Ending:  March 31, 1999

Pursuant to the Series Supplement dated as of March 10, 1999 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------

     Series  1999-2                                  Total        Interest       Principal
         Class A      35 days at 5.900000000%    $5.736111111    $5.736111111   $0.000000000

         Class B      35 days at 6.100000000%    $5.930555556    $5.930555556   $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------
 (a) Aggregate Investor Interest                        $19,318,236,342.63

     Seller Interest                                     $6,980,635,086.38

     Total Master Trust                                 $26,298,871,429.01


 (b) Group One Investor Interest                        $16,768,236,342.63

 (c) Group Two Investor Interest                         $2,550,000,000.00

 (d) Series 1999-2 Investor Interest                       $526,316,000.00

 (e) Class A Investor Interest                             $500,000,000.00

     Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                                Finance Charge        Principal        Yield
                                                                 Collections         Collections     Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation                             $318,986,204.60     $3,143,772,753.34     $0.00

     Seller                                                    $119,661,882.14     $1,179,329,259.93     $0.00

 (b) Group One Allocation                                      $277,159,793.58     $2,731,552,007.06     $0.00

 (c) Group Two Allocation                                       $41,826,411.02       $412,220,746.28     $0.00

 (d) Series 1999-2 Allocations                                   $8,633,032.99        $85,082,970.72     $0.00

 (e) Class A Allocations                                         $8,201,403.27        $80,829,038.34     $0.00

     Class B Allocations                                           $431,629.72         $4,253,932.38     $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                         Deposits into the
                          SPFAs This        SPFA    Deposit Deficit Investment
                          Due Period       Balance    Amount         Income
     Series 1999-2           $0.00         $0.00         0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                  Total Payments
                               Amount Paid      Deficit Amount     Through This
                             This Due Period   This Due Period     Due Period
     Series 1999-2                 $0.00              $0.00               $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                            Deposits Into the
                                              SIFAs This
                                              Due Period     SIFA Balance
     Series 1999-2                         $3,024,124.06    $3,024,124.06

7.   Pool Factors
     ------------
                                                            This Due Period
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------                                  Cumulative
                                                              Investor Charged-Off
                                            This Due Period        Amount
 (a) Group One                            $96,984,251.15            $0.00

 (b) Group Two                            $14,635,972.62            $0.00

 (c) Series 1999-2                         $3,020,886.36            $0.00

 (d) Class A                               $2,869,849.72            $0.00

     Class B                                 $151,036.64            $0.00

9.   Investor Losses This Due Period
     -------------------------------                          Per $1,000 of
                                                            Original Invested
                                                 Total         Principal
 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1999-2                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------          Per $1,000 of
                                                             Original Invested
                                                    Total        Principal
 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1999-2                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------         Per $1,000 of
                                                            Original Invested
                                                   Total        Principal
 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1999-2                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
 (a) Group One                                            $28,162,338.33

 (b) Group Two                                             $4,250,000.00

 (c) Series 1999-2                                           $877,193.33

 (d) Class A                                                 $833,333.33

     Class B                                                  $43,860.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                             As a Percentage
                                                               of Class A
                                                 Total       Invested Amount
     Series 1999-2 Class B                   $44,736,860.00     8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                              Shared Amount    Class B Amount
     Maximum Amount                                $0.00       $21,052,640.00

     Available Amount                              $0.00       $21,052,640.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                         $0.00                $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding  $26,680,777,126.04

                         Delinquent Amount  Percentage of Ending
     Payment Status      Ending Balance     Receivables Outstanding
     30-59 days         $648,154,953.36          2.43%

     60-179 days      $1,159,113,400.71          4.34%


                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee


                              BY:
                                 ------------------------------

                                        Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1999-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of March 10, 1999 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1999-2 Master Trust Certificates for the Distribution Date occurring on April 15, 1999:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                              $4,761,750,100.14

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                 $80,829,038.34

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                           $8,201,403.27

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                          $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                            $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                  $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                            $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                              $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                  $4,253,932.38

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                             $431,629.72

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                          $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                            $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                  $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                            $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                              $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of April, 1999.



                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              --------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer